As filed with the Securities and Exchange Commission on February 14, 2011.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLE FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1601306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 East Main Street
P.O. Box 391
Berryville, Virginia 22611
(540) 955-2510
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

John R. Milleson
President and Chief Executive Officer
Eagle Financial Services, Inc.
2 East Main Street
P.O. Box 391
Berryville, Virginia 22611
(540) 955-2510
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Wayne A. Whitham, Jr., Esq.
Charles W. Kemp, Esq.
Williams Mullen
A Professional Corporation
Williams Mullen Center
200 South 10th Street, Suite 1600
Richmond, Virginia  23219
(804) 420-6000

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                                                                                                Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $2.50 per share	250,000	$16.45	$4,112,500	$478

(1)
The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)
Pursuant to Rule 457(c), the offering price is based on the average of the high ($16.45) and low ($16.45) prices of a share of common stock as reported on the Over the Counter Bulletin Board on February 10, 2011, and has been established solely for the purpose of calculating the registration fee.

PROSPECTUS
February 14, 2011

EAGLE FINANCIAL SERVICES, INC.

DIVIDEND INVESTMENT PLAN
250,000 SHARES OF COMMON STOCK

Dear Shareholders:

We are pleased to send you this prospectus describing the Dividend Investment Plan of Eagle Financial Services, Inc.  The Plan offers our shareholders the opportunity to purchase shares of our common stock with automatically reinvested dividends, without payment of brokerage commissions, fees or service charges.  This prospectus updates and replaces our prospectus dated February 15, 2006 with respect to the Plan.

Shares of common stock purchased through the Plan will be purchased at a discounted price, which will equal 95% of their market value, either from us or in the open market.  Dividends will be reinvested when paid by us, and shareholders who choose to participate in the Plan may participate with respect to all or any portion of their shares.  We pay all brokerage commissions, fees, service charges and other expenses in connection with the Plan, except brokerage fees incurred upon the sale of fractional shares when a participant withdraws from the Plan.

You may enroll in the Plan at any time by completing an Authorization Card and returning it to American Stock Transfer & Trust Company, the Plan’s agent.  If you choose not to participate in the Plan, you will continue to receive cash dividends, when and if declared by our Board of Directors.  The Plan does not represent a change in our dividend policy or a guaranty of future dividends.  The declaration of dividends by our Board of Directors will continue to depend on earnings and other factors.

We are offering shares of our common stock under this prospectus only to residents of Virginia and other states where the shares that we are offering have been registered under applicable securities laws or where an exemption from registration exists.  A listing of those states is available from us or the Plan’s agent upon request.

Our common stock is quoted on the OTC Bulletin Board under the symbol “EFSI.”  The closing price of our common stock on February 10, 2011 was $16.45.  Our corporate headquarters are located at 2 East Main Street, Berryville, Virginia 22611, and our telephone number is (540) 955-2510.

Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully read the information set forth in our discussion of “Risk Factors” on page 3 as well as the risk factors described in periodic reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

This prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate.

JOHN R. MILLESON
President and Chief Executive Officer

WHERE YOU CAN FIND MORE INFORMATION

Our corporate headquarters are located at 2 East Main Street in Berryville, Virginia 22611, and our telephone number is (540) 955-2510.

Eagle Financial Services, Inc., which we will refer to as we, us or our, is subject to the information requirements of the Securities Exchange Act of 1934, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Eagle Financial Services, Inc., that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

This prospectus is part of a registration statement filed by us with the SEC.  Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all of the information set forth in the registration statement.  You may review the registration statement and the exhibits filed with it for further information regarding us and the shares of our common stock being sold by this prospectus.  The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the address set forth above.

We also maintain an Internet site at www.bankofclarke.com that contains information relating to us and our business.  Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

INCORPORATION OF INFORMATION
THAT WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	The portions of our definitive Proxy Statement for the Annual Meeting of Shareholders held on May 19, 2010 that were incorporated by reference into the Form 10-K;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	Our Current Reports on Form 8-K filed on January 21, 2010, May 25, 2010, October 22, 2010, December 17, 2010 and February 4, 2011 (Item 8.01 only); and

•	The description of our common stock as set forth in a registration statement on Form 8-A, filed on April 29, 1992.

We also incorporate by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to:

Kathleen J. Chappell
Vice President and
Chief Financial Officer
Eagle Financial Services, Inc.
2 East Main Street
P.O. Box 391
Berryville, Virginia  22611
Telephone:  (540) 955-2510
Facsimile:  (540) 955-5233

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  No one else is authorized to provide you with different information.  We are not making an offer of shares of our common stock in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock.  See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

DESCRIPTION OF THE PLAN

The following, in question and answer form, describes the Plan.  If you do not wish to participate in the Plan, you will receive cash dividends, if and when declared by our Board of Directors.

A shareholder that is presently participating in the Plan need take no further action to continue to participate in the Plan.

Purposes and Advantages

1.           What is the purpose of the Plan?

The purpose of the Plan is to give eligible shareholders a simple and convenient method of acquiring additional shares of our common stock.  By electing to participate in the Plan, participants will invest their future cash dividends in shares of our common stock, without paying brokerage commissions, service charges or other expenses.

In the case of shares purchased directly from us, we will receive additional funds for our general corporate purposes.

2.           What are the advantages of the Plan?

Participants in the Plan may:

•	increase their equity ownership in us without brokerage commissions or other charges.

•	acquire shares of common stock at 95% of their fair market value, as described below, and thus acquire more shares than could be acquired through a purchase on the open market.

•	invest the full available amount of all dividends as the Plan provides for fractional interests in the shares held in the Plan.

•	avoid safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.

Participation

3.           Who is eligible to participate?

Any record or beneficial holder of shares of our common stock is eligible to participate in the Plan with respect to any or all of his or her shares.  A holder of record is a person who owns shares of our common stock registered in his or her name on our records.  A beneficial holder is a person who owns shares of our common stock in “street name,” such as through a broker or other nominee.

4.           How does an eligible shareholder become a participant in the Plan?

An eligible shareholder may join the Plan by signing the Authorization Card and returning it to the Plan’s agent.  An Authorization Card may be obtained at any time by request to the Plan’s agent or to us.  (See Question #6 on page 5 below for the name and address of the Plan’s agent.)

5.           When may a shareholder join the Plan?

An eligible shareholder may join the Plan at any time.

If an Authorization Card specifying reinvestment of dividends is received by the Plan’s agent at least five business days before the record date established for payment of a particular dividend, reinvestment will start with that dividend payment.  If the Authorization Card is received less than five business days before the record date established for payment of a particular dividend, the reinvestment of dividends through the Plan will begin with the next dividend.

Administration

6.           Who administers the Plan for participants?

American Stock Transfer & Trust Company, a stock transfer company that we have selected, acts as the Plan’s agent and administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan.

We may change the Plan’s agent at any time.

All correspondence relating to the Plan should include your account number and should be addressed as follows:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York  10038

You can call the Plan’s agent at (718) 921-8283 or (800) 278-4353 if you have any questions.

(See Question #21 on page 9 below for additional information regarding the responsibilities of the Plan’s agent.).  Other inquiries regarding the Plan and Eagle Financial Services, Inc. should be directed to Kathleen J. Chappell, Vice President and Chief Financial Officer, Eagle Financial Services, Inc., 2 East Main Street, P.O. Box 391, Berryville, Virginia  22611.

Costs

7.           Are there any expenses to participants in connection with purchases under the Plan?

No.  Participants will not incur any brokerage commissions or service charges for the purchases made under the Plan.  We will pay all of the Plan’s administrative expenses, but we will not pay brokerage commissions and taxes, if any, when fractional shares are sold for a participant’s account upon withdrawal from the Plan.  (See Question #15 on page 8 below for information on a participant’s expenses for the liquidation of fractional interests.)

Purchase of Shares

8.           How many shares of our common stock will be purchased for participants?

If you become a participant in the Plan, the number of shares that we will purchase for your account depends on the amount of your dividends and the market price of shares of our common stock.  Your account will be credited with that number of shares, including fractional interests computed to three decimal places, equal to the total amount to be invested, divided by a purchase price per share equal to 95% of the fair market value of our common stock as determined by us.  (See Question #9 on page 6 below for an explanation of the purchase price.)

9.           When and at what price will shares of our common stock be purchased under the Plan?

Purchases with reinvested dividends will be made on the applicable dividend payment date.  Participants will become owners of the shares purchased for them under the Plan on the date when the shares are purchased.  The holding period for federal income tax purposes, however, will begin on the following day.  (See Question #17 on page 8 below for an explanation of certain federal income tax consequences.)

The Plan offers a discount for purchases of shares of our common stock with reinvested dividends.  At our option, shares of our common stock will be purchased either from us or in the open market, as follows:

•	The purchase price of shares of our common stock purchased directly from us with reinvested dividends will be 95% of the market price on the applicable purchase date.

•	The purchase price of shares of our common stock purchased in the open market will be 95% of the market price on the applicable purchase date.

The market price will equal the last sales price of our common stock, as reported through the Over-the-Counter Bulletin Board (or other authoritative sources), on the applicable purchase date.

No purchases may be made directly from us in the event that the purchase price per share is less than the par value of shares of our common stock, which is $2.50 per share.  In that event, any dividends payable will be used to purchase shares of our common stock in the open market.

10.           Will certificates be issued for shares of our common stock purchased under the Plan?

Unless requested by a participant, separate certificates for shares of our common stock purchased under the Plan will not be issued to participants.  Certificates for shares purchased will be issued to and held by a nominee of and for the benefit of the Plan’s participants.  The number of shares purchased for your account under the Plan will be shown on your statement of account.  This feature protects against loss, theft or destruction of stock certificates.

Certificates for any number of whole shares credited to a participant’s account under the Plan will be issued without charge upon the participant’s written request.  Any remaining full shares and fractional interests will continue to be credited to the participant’s account.  Certificates representing fractional interests will not be issued under any circumstances.  (See Question #14 on page 7 below for instructions on certificate issuance.)

Reports to Participants

11.           What kind of reports will be sent to participants in the Plan?

As soon as practicable after each purchase, a participant will receive a report of all transactions since the last report.  The report will include a statement of the number of shares allocated to the participant’s account, the amount of dividends received that are allocable to the participant, the number of shares of our common stock purchased and the price paid.  These statements will provide a record of the cost of the purchases under the Plan and should be retained for tax purposes.  In addition, each participant will receive copies of our annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

Dividends

12.   Will participants be credited with dividends on shares held in their accounts under the Plan?

Yes.  The Plan’s agent will receive dividends for all shares held in the Plan on a dividend record date and will credit those dividends to participants’ accounts on the basis of full shares and fractional interests credited to those accounts.  The dividends will be automatically reinvested in additional shares of our common stock.

Discontinuation of Dividend Reinvestment

13.           How does a participant discontinue the reinvestment of dividends under the Plan?

A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan’s agent in writing to that effect.  Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares purchased have been credited to the participant’s Plan account.

Withdrawal of Shares in Plan Accounts

14.           How may a participant withdraw shares purchased under the Plan?

A participant who has purchased shares of our common stock under the Plan may withdraw all or a portion of his or her shares from a Plan account by notifying the Plan’s agent in writing to that effect and specifying in the notice the number of shares to be withdrawn.  This notice should be mailed to the Plan’s agent at the address set forth in Question #6 on page 5 above.

A participant who changes his or her place of residence must promptly notify the Plan’s agent of the change of address.  (See Question #21 on page 9 below.)  If a participant moves to a state where the shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities law, that participant will be deemed to have withdrawn from the Plan as to all shares held by the participant in the Plan.

Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of, and issued to, the participant.  Certificates representing fractional shares will not be issued.  Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares credited to the participant’s Plan account.

Withdrawal from the Plan will not prevent re-enrollment, although we reserve the right to reject re-enrollment in any case where we deem that there have been excessive withdrawals and re-enrollment.

15.           What happens to any fractional interest when a participant withdraws all shares from thePlan?

Any fractional interest withdrawn will be liquidated, and a cash payment will be made promptly from the resulting proceeds, less brokerage commissions and transfer taxes, if any.  The Plan’s agent will mail net sales proceeds for any fractional interest together with certificates for whole shares directly to the withdrawing participant.

16.   What happens to a participant’s Plan account if all shares in the participant’s own name are transferred or sold?

If you dispose of all shares of our common stock that are registered in your own name but not held in your Plan account, the Plan’s agent will continue to reinvest the dividends on the shares held in your Plan account, unless you also withdraw the shares held in your account under the Plan.

Federal Income Tax Consequences

17.           What are the federal income tax consequences of participation in the Plan?

The Plan offers a discount for purchases of shares of our common stock with reinvested dividends.  For income tax purposes, a participant who reinvests his or her dividends will be deemed to have received dividend income equal to 100% of the “fair market value” of all full and fractional shares of common stock credited to their accounts, even though the price per share used for computing the number of shares credited to the participant’s account is 95% of the “fair market value” of such shares.  In addition, a shareholder will be taxed on any broker commissions, fees or service charges that we pay for in connection with a purchase of our common stock for the shareholder under the Plan.

To the extent that distributions by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income.  At the present time, we expect to have sufficient earnings and profits so that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend.  If we do not have enough earnings and profits for the distributions under the Plan to be taxable as dividends to participating shareholders, that portion of the distribution which is not a dividend shall be applied against and reduce a participating shareholder's basis in its stock, and that portion of the distribution which is not a dividend to the extent it exceeds a participating shareholder's basis in its stock, shall be treated as gain from the sale or exchange of property.

In the case of corporate shareholders, the full amount of dividends reinvested will be eligible for the dividends-received deduction available under the Internal Revenue Code.

In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding and in the case of any other shareholders as to whom federal income tax withholding on dividends is required, we will make dividend reinvestment net of the amount of tax required to be withheld.  For dividends made after December 31, 2012 that are a withholdable payment to a foreign financial institution under Section 501(a) of the Hiring Incentives To Restore Employment Act of 2010, we will make the dividend reinvestment net of the amount of tax required to be withheld.

The tax basis of any shares acquired through the Plan will be the fair market value on the applicable purchase date.  The holding period for shares acquired through the Plan will begin on the day after the purchase date.

This disclosure is only a summary of the general federal tax consequences to participants.  Participants should consult their own tax advisors as to the tax consequences of Plan transactions.  Certain tax information will be provided to participants by the Plan’s agent as described in Question #11 on page 7 above.

Other Information

18.   What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split?

Participation in any rights offering will be based upon both the shares registered in participants’ names and the shares (including fractional interests) credited to participants’ Plan accounts.  Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to participants’ accounts will be added to their accounts.  Any securities other than shares of our common stock or rights to subscribe for securities other than shares of our common stock received in respect of the shares held in the accounts of participants will be distributed by the Plan’s agent to the participants and will not become part of the Plan.

19.           How will a participant’s Plan shares be voted at a meeting of shareholders?

Each participant will receive proxy materials covering the whole shares of common stock credited to his or her account.  All shares of our common stock credited to your account under the Plan will be voted as you direct.  When you return an executed proxy, it will be voted with respect to all shares credited to you.  Or, if you elect, you may direct the vote of all of your shares in person at the shareholders’ meeting.

20.           What procedures should be followed to sell or pledge shares held in the Plan?

A participant who wishes to sell or pledge shares from his or her account must request the withdrawal of such shares as described in Question #14 on page 7 above.

21.           What is the responsibility of the Plan’s agent?

The Plan’s agent receives the participants’ dividend payments, invests the amounts in additional shares of our common stock, maintains continuing records of each participant’s account, and advises participants as to all transactions in and the status of their accounts.  The Plan’s agent acts in the capacity of agent for the participants.

All notices from the Plan’s agent to a participant will be addressed to the participant at his or her last address of record with the Plan’s agent.  The mailing of a notice to a participant’s last address of record will satisfy the Plan’s agent’s duty of giving notice to that participant.  Therefore, participants must promptly notify the Plan’s agent of any change of address.

The Plan’s agent, a participant’s nominee or nominees, and we will not have any responsibility for acts taken or not taken in connection with the Plan, including, for example, any claim for liability arising out of failure to terminate a participant’s account upon the participant’s death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency.  In addition, these parties will not have any duties, responsibilities or liabilities except for those that the Plan expressly provides for.

The Plan’s agent had no responsibility with respect to the preparation or content of this Prospectus.

The participant should recognize that neither we nor the Plan’s agent can provide any assurance that shares purchased under the Plan will be worth, at any particular time, more or less than their purchase price.

All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Virginia.

22.           May the Plan be changed or discontinued?

While we hope to continue a dividend reinvestment plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time.  It also reserves the right to make modifications to the Plan.  Participants will be notified of any suspension, termination or modification.  We also may adopt reasonable procedures for the administration of the Plan.

USE OF PROCEEDS

We do not know the number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which shares will be sold.  If the Plan purchases shares of common stock directly from us, the net proceeds from these transactions will be added to our general funds and used for general corporate purposes.

INDEMNIFICATION

Our Articles of Incorporation, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933.  To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, which we have incorporated by reference into this prospectus, have been audited by Smith Elliott Kearns & Company, LLC, independent certified public accountants, as stated in their report included in the Form 10-K, and have been incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors’ reports.  Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.

LEGAL MATTERS

Williams Mullen, Richmond, Virginia, counsel to Eagle Financial Services, Inc., will pass upon the validity of the shares of our common stock to be issued by us pursuant to the Plan.

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities offered hereby, but only in the jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of February 14, 2011.

DIVIDEND INVESTMENT PLAN 250,000 Shares Common Stock ($2.50 Par Value) __________________ PROSPECTUS __________________ Dated February 14, 2011
Table of Contents

Where You Can Find More Information
Incorporation of Information that We File
  with the SEC
Risk Factors
Description of the Plan
Purposes and Advantages
Participation
Administration
Costs5Purchase of Shares
Reports to Participants
Dividends
Discontinuation of Dividend
  Reinvestment
Withdrawal of Shares in Plan
  Accounts
Federal Income Tax Consequences
Other Information
Use of Proceeds
Indemnification
Experts
Legal Matters
Page 2 2 3 4 4 5 6 7 7 7 7 8 9 11 11 11 11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution

The following is a summary of the fees and expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$478	*
Accounting Fees and Expenses	1,000
Legal Fees and Expenses	5,000
Printing Expenses	3,000
Miscellaneous Expenses	1,000
Total	10,478

_____________
*Represents actual expenses. All other expenses are estimates.

Item 15.                      Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the “Code”) permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made by the board of directors that such standard has been met.  In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances.  In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit.  Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.  Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law.  In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 16.                      Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

3.1
Articles of Incorporation of the Company, restated in electronic format only as of March 1, 2006 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 1, 2006).

3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4, Registration No. 33-43681).

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of Smith Elliott Kearns & Company, LLC.*

24.1	Powers of attorney (included on signature page).*

*Filed herewith.

Item 17.                      Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clarke County, Commonwealth of Virginia, on this 14th of February, 2011.

EAGLE FINANCIAL SERVICES, INC.

By:	/s/ John R. Milleson
John R. Milleson
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints John R. Milleson and Kathleen J. Chappell, each of whom may act individually, as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John R. Milleson	President and Chief Executive	February 14, 2011
John R. Milleson	Officer and Director (Principal Executive Officer)
/s/ Kathleen J. Chappell	Vice President and	February 14, 2011
Kathleen J. Chappell	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Thomas T. Gilpin	Chairman of the	February 14, 2011
Thomas T. Gilpin	Board of Directors

/s/ Robert W. Smalley, Jr.	Vice Chairman of the	February 14, 2011
Robert W. Smalley, Jr.	Board of Directors
/s/ Thomas T. Byrd	Director	February 14, 2011
Thomas T. Byrd
/s/ Mary Bruce Glaize	Director	February 14, 2011
Mary Bruce Glaize
/s/ Douglas C. Rinker	Director	February 14, 2011
Douglas C. Rinker
/s/ John D. Stokely, Jr.	Director	February 14, 2011
John D. Stokely, Jr.
/s/ Randall G. Vinson	Director	February 14, 2011
Randall G. Vinson
/s/ James T. Vickers	Director	February 14, 2011
James T. Vickers
/s/ James R. Wilkins, Jr.	Director	February 14, 2011
James R. Wilkins, Jr.

EXHIBIT INDEX

Exhibit No.	Document

3.1
Articles of Incorporation of the Company, restated in electronic format only as of March 1, 2006 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 1, 2006).

3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4, Registration No. 33-43681).

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of Smith Elliott Kearns & Company, LLC.*

24.1	Powers of attorney (included on signature page).*

*Filed herewith.